As filed with the Securities and Exchange Commission on September 10, 2002

                                                    Registration No. 333-

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                      ______________________
                            FORM S-8
                      REGISTRATION STATEMENT
                             UNDER
                    THE SECURITIES ACT OF 1933
                      ______________________
                      LONGVIEW FIBRE COMPANY
       (Exact name of Registrant as specified in its charter)

                             Washington
        (State or other jurisdiction of incorporation or organization)

                             91-0298760
                (I.R.S.Employer Identification No.)

                         300 Fibre Way
                         P.O. Box 639
                   Longview, Washington 98632
  (Address of principal executive offices, including zip code)
         LONGVIEW FIBRE COMPANY SALARIED 401(k) SAVINGS PLAN LONGVIEW FIBRE COMPANY HOURLY EMPLOYEES 401(k) SAVINGS PLAN
 LONGVIEW FIBRE COMPANY BRANCH PLANT HOURLY EMPLOYEES' 401(k) PLAN
                       (Full title of the plan)

                          L. J. HOLBROOK
                  Senior Vice President - Finance
                      Longview Fibre Company
                           300 Fibre Way
                            P.O. Box 639
                    Longview, Washington  98632
                           (360) 425-1550
(Name, address and telephone number, including area code, of agent for service)
                        ______________________
                             Copies to:
                           Roy W. Tucker
                         Danielle Benderly
                          Perkins Coie LLP
               1211 S.W. Fifth Avenue, Suite 1500
                    Portland, Oregon  97204-3715
                           (503) 727-2000

                    CALCULATION OF REGISTRATION FEE

                                               Proposed Maximum    Proposed Maximum
   Title of Securities	        Amount to Be   Offering Price Per  Aggregate Offering  Amount of
   to Be Registered	        Registered(1)     Share(2)             Price(2)        Registration Fee

Common Stock, par value $1.50
per share, together with
associated common stock
purchase rights, under the
Longview Fibre Company:

Salaried Savings 401(k) Plan      900,000           $6.28             $5,652,000.00         $519.98
Hourly Employees 401(k)
 Savings Plan                     720,000           $6.28             $4,521,600.00         $415.99
Branch Plant Hourly Employees'
 401(k) Plan                       80,000           $6.28               $502,400.00          $46.22

Total:                          1,700,000           $6.28            $10,676,000.00         $982.19

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plans.

(1) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as a result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933 and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share under the Plans is estimated to be $6.28 based on the average of the high ($6.65) and low ($5.91) sales prices per share of Longview Fibre Company's common stock on New
York Stock Exchange on September 6, 2002

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the year ended October 31, 2001, as amended.

(b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 30, 2002 and January 31, 2002, as amended.

(c) The Registrant's Current Reports on Form 8-K filed on June 4, 2002, February 22, 2002 and December 19, 2001, as amended.

(d) The description of the Registrant's common stock contained in the Registration Statement on Form 8-A dated March 1, 1989 under
Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.	DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize the court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.
Section 23B.08.320 authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     Article IX of the Registrant's Articles of Incorporation provide that no director shall be personally liable to the Registrant or its shareholders for monetary damages for his or her conduct as a director except for (1) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (2) approval of distributions or loans in violation of the Revised Code of Washington Section 23A.08.450 or (3) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article IX of the Registrant's Articles of Incorporation further provides that if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act as so amended.

     Article X of the Registrant's Bylaws provides that the Registrant shall indemnify and hold each director and officer harmless against any and all loss due to the fact that the person is or was a director or officer except for losses arising out of: (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) approval of distributions or loans that are finally adjudged to be in violation of the applicable provisions of Washington law or (c) any transaction in which it is finally adjudged that the director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Except to enforce these indemnification provisions, the Registrant does not indemnify a director or officer in connection with an action (or part thereof) initiated by the director or officer unless authorized by the Board of Directors. If the Washington Business Corporation Act is amended to authorize further indemnification of directors or officers, then the directors and officers of the Registrant will be indemnified to the fullest extent permitted by the Washington Business Corporation Act as so amended.

     The Registrant's Bylaws further provide that an indemnitee shall be presumed to be entitled to indemnification and have the right to be paid all expenses (including attorneys' fees) incurred in defending any action in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an action are required to be returned if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

     In addition, the Registrant may, by action of its Board of Directors, provide indemnification and pay expenses in advance of the final disposition of an action to employees and agents of the Registrant with the same scope and effect as indemnification and advancement of expenses of directors and officers of the Registrant or pursuant to rights granted pursuant to or provided by the Washington Business Corporation Act or otherwise.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.	EXHIBITS

  Exhibit
  Number                    Description
  5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

 23.1             Consent of PricewaterhouseCoopers LLP

 23.2 Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

 24.1             Power of Attorney (see signature page)

     The Registrant hereby undertakes that it will submit or has submitted the plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

Item 9.  UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longview, State of Washington, on the 6th day of September, 2002.

                           LONGVIEW FIBRE COMPANY

                           By:	/s/  Richard H. Wollenberg
                                Richard H. Wollenberg
                                President and Chief Operating Officer

                       POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Richard H. Wollenberg and Lisa J. Holbrook, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 6th day of September, 2002.

         Signature                             Title

/s/  R.P. Wollenberg
R.P. Wollenberg               Chief Executive Officer and Director
                              (Principal Executive Officer)
/s/  R.H. Wollenberg
R.H. Wollenberg               President, Chief Operating Officer and
                              Director

/s/  L.J. Holbrook
L.J. Holbrook                 Senior Vice President - Finance,
                              Secretary, Treasurer and Director
                              (Principal Financial Officer)

/s/  A.G. Higgens
A.G. Higgens                  Chief Accounting Officer

/s/  R.B. Arkell
R.B. Arkell                   Director

/s/  D.L. Bowden
D.L. Bowden                   Director

/s/  M.A. Dow
M.A. Dow                      Director

/s/  M.C. Henderson
M.C. Henderson                Director

/s/  J.R. Kretchmer
J.R. Kretchmer                Director

/s/  R.J. Parker
R.J. Parker                   Director

/s/  R.E. Wertheimer
R.E. Wertheimer               Director

/s/  D.A. Wollenberg
D.A. Wollenberg               Director


                     THE LONGVIEW FIBRE COMPANY
                    SALARIED 401(k) SAVINGS PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Longview Fibre Company Salaried 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Longview, State of Washington, on the 6th day of September, 2002.

                                    THE LONGVIEW FIBRE COMPANY
                                    SALARIED 401(k) SAVINGS PLAN

                                    BY: LONGVIEW FIBRE COMPANY

                                    By:	/s/ Lisa J. Holbrook
                                    Name:  Lisa J. Holbrook
                                    Title:  Senior Vice President-Finance,
                                    Secretary and Treasurer


                   THE LONGVIEW FIBRE COMPANY
              HOURLY EMPLOYEES 401(k) SAVINGS PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Longview Fibre Company Hourly Employees 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Longview, State of Washington, on the 6th day of September, 2002.

                                    THE LONGVIEW FIBRE COMPANY HOURLY
                                    EMPLOYEES 401(k) SAVINGS PLAN

                                    BY: LONGVIEW FIBRE COMPANY

                                    By:	/s/ Lisa J. Holbrook
                                    Name:  Lisa J. Holbrook
                                    Title:  Senior Vice President-Finance,
                                    Secretary and Treasurer


                 THE LONGVIEW FIBRE COMPANY
           BRANCH PLANT HOURLY EMPLOYEES' 401(k) PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Longview Fibre Company Branch Plant Hourly Employees' 401(k) Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Longview, State of Washington, on the 6th day of September, 2002.

                                    THE LONGVIEW FIBRE COMPANY BRANCH PLANT
                                    HOURLY EMPLOYEES' 401(k) PLAN

                                    BY: LONGVIEW FIBRE COMPANY

                                    By:	/s/ Lisa J. Holbrook
                                    Name:  Lisa J. Holbrook
                                    Title:  Senior Vice President-Finance,
                                    Secretary and Treasurer


                        INDEX TO EXHIBITS

Exhibit
Number                     Description

5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1      Power of Attorney (see signature page)